                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form F-3 of our report dated March 31, 2009, with respect to the consolidated financial statements of Tefron Ltd., which appears in Tefron Ltd.'s
Annual Report on Form 20-F for the year ended December 31, 2008. We also consent to the reference to us under the heading "Experts" in such Registration
Statement.

                                            /s/ Kost, Forer, Gabbay and Kasierer
                                            ------------------------------------
                                            KOST, FORER, GABBAY and KASIERER
                                            A member of Ernst & Young Global

Haifa, Israel
August 20, 2009